 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2018

INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 Caspian Court
Sunnyvale, CA	94089
(Address of principal executive offices)	(Zip Code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Named Executive Officer Compensation. On February 15, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) approved the fiscal year 2018 compensation for the Company’s named executive officers (“NEOs”) as follows.

Base Salaries and Target Bonus Percentages. The Committee made no changes to the current base salaries and target bonus percentages for each of the NEOs.

Annual Equity Awards. The Committee approved equity awards for each of the NEOs in the form of time-based restricted stock units. The restricted stock units were granted pursuant to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and cover the following numbers of shares of Company common stock:

Named Executive Officer	Position	Restricted Stock Units
Thomas J. Fallon	Chief Executive Officer	135,416
David F. Welch, Ph.D.	Chief Strategy and Technology Officer	68,750
David W. Heard	General Manager, Products and Solutions	68,750
Brad D. Feller	Chief Financial Officer	68,750
Robert J. Jandro	Senior Vice President, Worldwide Sales	53,125
James L. Laufman	Senior Vice President and General Counsel	43,750
The restricted stock units are scheduled to vest as to one-fourth of the underlying shares annually on May 5 of each of 2019, 2020, 2021 and 2022, subject to the applicable NEO’s continued service to the Company through the applicable vesting date.
Performance-Based Equity Awards. The Committee approved equity awards for each of the NEOs in the form of restricted stock units with performance-based vesting conditions. The performance-based awards were granted pursuant to the Company’s 2016 Plan and cover the following target numbers of shares of Company common stock:

Named Executive Officer	Position	Target Performance-Based Restricted Stock Units
Thomas J. Fallon	Chief Executive Officer	203,125
David F. Welch, Ph.D.	Chief Strategy and Technology Officer	45,833
David W. Heard	General Manager, Products and Solutions	45,833
Brad D. Feller	Chief Financial Officer	45,833
Robert J. Jandro	Senior Vice President, Worldwide Sales	35,416
James L. Laufman	Senior Vice President and General Counsel	29,166
The Committee established three performance periods for the performance-based awards, with one-third (1/3) of the target number of shares subject to the performance-based awards eligible to vest based on the percentile ranking of the Company’s one-year total stockholder return (“TSR”) relative to the one-year TSR of each of the companies (“Index Companies”) listed in the Standard & Poor’s North American Technology Multimedia Networking Index (the “S&P Networking Index”), one-third (1/3) based on the percentile ranking of the Company’s TSR relative to the TSR of the Index Companies over two years, and one-third (1/3) based on the percentile ranking of the Company’s TSR relative to the TSR of the Index Companies over three years. An “Index Company” refers to each company that was listed in the S&P Networking Index as of the last day of fiscal year 2017 and generally remains publicly traded (in other words, its stock is actively traded on an established stock exchange or national market system) through the last day of the applicable performance period. The performance-based awards shall only vest upon the determination by the Committee of the achievement of the performance metrics and are subject to the applicable NEO’s continued service to the Company through each applicable vesting date. The performance-based awards are subject to a payout of between 0% and 200% of the target number of shares underlying the performance-based awards allocated to a performance period, based on the Company’s relative performance against the Index Companies for that period, with 100% of the target number of shares allocated to the performance period vesting if the Company’s TSR is at the 50th percentile compared to the Index Companies’ TSRs for the performance period. The 200% of the target number of shares allocated to the performance period will vest if the Company’s TSR performs at the 85th percentile or higher compared to the Index Companies’ TSRs for the performance period and will have a 0% payout if the Company’s TSR performs at or below the 25th percentile compared to the Index Companies’ TSRs for the performance period. If the Company’s TSR ranks between the 25th and 50th percentiles or between the 50th and 85th percentiles, then the number of shares that will pay out will be determined by linear interpolation between 50% and 100% or between 100% and 200%, respectively, of the target number of shares. In addition, if the Company’s TSR for any performance period is negative (as a result of a decline in the stock price during such period), then the maximum number of shares that can vest is 100% of the target number of shares allocated to that performance period. In the event that the Company’s TSR is negative during any of the one-year or two-year performance periods, then any shares that would have vested above 100% of the target number of shares for that performance period, but for the maximum cap described above, would be rolled over once, to the next performance period, and will vest only in the event that both the Company’s TSR performance is equal to or greater than 50% of the Index Companies’ TSRs in the subsequent performance period and the Company’s TSR for that subsequent performance period is positive.

Change of Control Severance Agreements. The Company has entered into Amended and Restated Change of Control Severance Agreements (the “COC Agreements”) with each of the NEOs to encourage their continued attention, dedication and continuity with respect to their roles and responsibilities without the distraction that may arise from the possibility or occurrence of a change of control of the Company.

An NEO will receive payments and benefits under his or her COC Agreement only if his or her employment is terminated without “cause” (as defined in the COC Agreement) and not due to death or disability, or by him or her as a result of a “constructive termination” (as defined in the COC Agreement), beginning on the date three (3) months prior to the first change of control to occur following the effective date of the COC Agreement and ending on the date eighteen (18) months following such change of control (the “Change of Control Period”).

The following terms apply with respect to each of the NEOs if the Company undergoes a change of control and the NEO’s employment is terminated without cause or as a result of a constructive termination during the Change of Control Period, subject to such individual entering into and not revoking a release of claims in our favor within 60 days of the termination date:

•
100% of all outstanding equity awards will vest (awards based on the achievement of performance criteria will vest as to 100% of the amount of the award assuming the performance criteria have been achieved at target levels);

•
Our CEO will be paid a lump sum severance payment (less applicable tax withholdings) equal to two times his annual base salary and our other NEOs will be paid a lump sum severance payment (less applicable tax withholdings) equal to one and one-half times their annual base salary;

•
Our CEO will be paid a lump sum severance payment (less applicable tax withholdings) equal to two times his annual target incentive bonus amount and our other NEOs will be paid a lump sum severance payment (less applicable tax withholdings) equal to one and one-half times their annual target incentive bonus amount; and

•	Our CEO will be reimbursed for premiums under COBRA for a period of 24 months and our other NEOs will be reimbursed for premiums under COBRA for a period of 18 months.

Each COC Agreement will have an initial term of three years commencing on the effective date of such COC Agreement. On the third anniversary of the effective date, such COC Agreement will renew automatically for an additional, one-year term unless either party provides the other party with written notice of nonrenewal at least one year prior to the date of automatic renewal. The foregoing description is qualified in its entirety by reference to the forms of Amended and Restated Change of Control Severance Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Bonus Plan. Pursuant to the Company’s Bonus Plan, the Committee, among other things, determines eligibility for participation, establishes bonus pool funding criteria, determines target awards, and establishes individual performance criteria. The Committee approved the bonus pool funding and award payout criteria for all employees of the Company, including each of the NEOs, for fiscal year 2018 (the “2018 Bonus Terms”). The funding of a bonus pool for NEOs under the 2018 Bonus Terms is based on achievement by the Company against a financial performance metric comprised of a non-GAAP operating margin goal for fiscal year 2018 (the “Financial Goal”).

For each NEO, the final bonus payout, if any, pursuant to the 2018 Bonus Terms, will be determined as the product of: (a) the NEO’s target bonus percentage, (b) the NEO’s base salary as of the last day of fiscal year 2018, (c) the NEO’s individual performance rating (the “Rating Percent”), and (d) the percentage of achievement of the Financial Goal against targets established by the Committee. The Rating Percent initially will be set at 100%; provided, however, that the Committee, in its discretion and upon solicitation of the recommendation of the Company’s Chief Executive Officer as to the other NEOs, may increase or decrease the funding for any NEO by up to 25%.

The Committee retains the discretion to modify the 2018 Bonus Terms. The foregoing description is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed on February 14, 2011, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Chief Executive Officer Amended and Restated Change of Control Severance Agreement
10.2	Form of Section 16 Officer Amended and Restated Change of Control Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 22, 2018	By:	/s/ JAMES L. LAUFMAN
James L. Laufman Senior Vice President, General Counsel and Secretary